INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Sue Martenson - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-8158
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES FOURTH QUARTER RESULTS

San Jose, Calif., January 23, 2013 — Altera Corporation (NASDAQ: ALTR) today announced fourth quarter sales of $439.4 million, down 11 percent from the third quarter of 2012 and down 4 percent from the fourth quarter of 2011. Fourth quarter net income was $120.8 million, $0.37 per diluted share, compared with net income of $157.5 million, $0.49 per diluted share, in the third quarter of 2012 and $146.6 million, $0.45 per diluted share, in the fourth quarter of 2011.

Cash flow from operating activities in 2012 was $587.2 million. Altera repurchased 1.6 million shares of its common stock during the quarter at a cost of $50.0 million. Altera ended the quarter with $3.7 billion in cash and investments.

Altera's board of directors has declared a quarterly cash dividend of $0.10 per share payable on March 1, 2013 to stockholders of record on February 11, 2013.

"While our new products had a double-digit sequential growth quarter, sales of our older products were soft—the result of a sluggish global economy, " said John Daane, president, chief executive officer, and chairman of the board. "Sales of 40 nm devices, our largest selling process node, and where we are the market leader, are likely to strengthen further as we progress through 2013. At the most advanced process node, 28 nm, Altera remains the design-win value leader, giving us a substantial growth opportunity as these customer designs transition into production."

Several recent accomplishments mark the company's continuing progress:

•
Huawei Technologies, a leading global information and communications technology solutions provider, has presented Altera with its 2012 Excellent Core Partner Award. In making this award, Huawei specifically recognized Altera for its excellence in terms of quality, delivery of leading-edge technologies and services. The Excellent Core Partner Award is the highest recognition Huawei gives to its suppliers. Altera is among an elite set of suppliers to earn this award for outstanding contribution toward Huawei's business success throughout 2012. In 2012, Huawei realized the performance advantage offered by Altera's 28 nm Stratix® V FPGAs and selected the high-end product family for use in the company's 400G high-capacity OTN system. By using the industry's first high-end 28 nm production FPGAs, Huawei enabled the evolution of communications infrastructure such as 400G systems and other high-performance systems in a variety of markets throughout the world.

•
Altera also received the 2012 Global Excellent Partnership Award from ZTE Corporation, a leading provider of telecommunications equipment and network solutions. The award recognizes Altera for overall performance in delivering best-in-class products and services to ZTE during the past year. According to ZTE, innovative programmable solutions and technical support from Altera played a critical role in supporting product development for the company's existing and next-generation communication products. ZTE presents its Global Excellent Partnership Award each year to suppliers meeting rigorous performance criteria. Winners are chosen based on partner satisfaction surveys among company staff, including development and material engineers and purchasing employees. Suppliers are evaluated on cost efficiencies, on-time delivery, quality standards and service records. Altera scored the highest marks in all categories.

•
Altera is now shipping the first of its 28 nm SoC devices, which combine a dual-core ARM® Cortex™-A9 processor system with FPGA logic on a single device. The initial devices to ship are the low-power, low-cost Cyclone® V SoCs. Altera SoCs include several distinctive features that enable developers in the wireless communications, industrial, video surveillance, automotive and medical equipment markets to create custom SoC variants optimized for system power, board space, performance and cost requirements. In addition, Altera is the only FPGA vendor today shipping SoCs that offer 32-bit error correction code (ECC) support which helps ensure data integrity throughout the embedded system. ECC support is a requirement for customers who must have high-performance and reliable systems. With silicon now available, customers who used Altera's SoC Virtual Target to develop their application software can now quickly port their application software into the SoC, saving months of development time. Further strengthening the SoC device tools ecosystem support, Altera and ARM have jointly developed the ARM Development Studio 5™ Altera Edition (DS-5™) toolkit with FPGA-adaptive debugging, which exclusively supports Altera SoC devices. The DS-5 toolkit is designed to remove the debugging barrier between the integrated dual-core CPU subsystem and the FPGA fabric in Altera SoC devices, providing embedded software developers an unprecedented level of full-chip visibility and control.

•
Altera has developed the FPGA industry's first Software Development Kit (SDK) for OpenCL™ (Open Computing Language) which combines the massively parallel architecture of an FPGA with the OpenCL parallel programming model. OpenCL is an open, royalty-free standard for cross-platform, parallel programming of hardware accelerators, including CPUs, GPGPUs and FPGAs. The semiconductor industry's approach for boosting system performance has evolved from increasing frequency in single-core CPUs, to using multi-core CPUs, to using parallel processor arrays. Today, system designers are turning to FPGAs, which are fine-grained, massively parallel digital logic arrays architected to execute computations in parallel to create higher performance levels at a fraction of the power compared to other hardware alternatives. By allowing system developers and programmers familiar with C to quickly and easily develop high-performance, power-efficient FPGA-based applications in a high-level language, Altera's SDK for OpenCL enables customers to easily adopt FPGAs and leverage the performance and power benefits the devices provide. This unified, high-level design flow for hardware and software development automates the time-consuming tasks required in typical hardware-design language flows, and the resulting FPGA-based solution can deliver more than 5X performance/watt compared to alternative hardware implementations.

SELECTED FOURTH QUARTER REVENUE AND RELATED RESULTS

Key New Product Devices	Sequential Comparisons
Stratix V	(9)%
Arria V	152%
Stratix IV	19%
Arria II	(6)%
Cyclone IV	21%
HardCopy IV	(15)%

Vertical Markets	Sequential Comparisons	Comments
Telecom & Wireless	(12)%	Both Telecom and Wireless down
Industrial Automation, Military & Automotive	(9)%	Broadly down
Networking, Computer & Storage	(12)%	Networking down and Computer and Storage up
Other	(10)%	–

($ in thousands) Key Ratios & Information	December 31, 2012	September 30, 2012
Current Ratio	7:1	6:1
Liabilities/Equity	1:3	1:2
Quarterly Operating Cash Flows	$126,709	$285,203
TTM Return on Equity	18%	19%
Quarterly Depreciation Expense	$9,170	$9,677
Quarterly Capital Expenditures	$7,201	$17,749
Inventory MSOH (1): Altera	3.4	3.1
Inventory MSOH (1): Distribution	0.6	0.6
TTM Cash Conversion Cycle (Days)	117	140
Turns	40%	37%
Book to Bill	<1.0	<1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate		Years Ended
	December 31, 2012	September 28, 2012	December 31, 2011	Sequential Change	Year- Over-Year Change	December 31, 2012	December 31, 2011	Annual Growth
Geography
Americas	19%	19%	21%	(8)%	(12)%	18%	19%	(18)%
Asia Pacific	39%	43%	40%	(21)%	(7)%	43%	41%	(9)%
EMEA	28%	25%	22%	(2)%	20%	25%	25%	(15)%
Japan	14%	13%	17%	(4)%	(19)%	14%	15%	(18)%
Net Sales	100%	100%	100%	(11)%	(4)%	100%	100%	(14)%

Product Category
New	39%	31%	27%	11%	39%	32%	22%	22%
Mainstream	28%	32%	33%	(20)%	(18)%	30%	34%	(22)%
Mature and Other	33%	37%	40%	(22)%	(21)%	38%	44%	(26)%
Net Sales	100%	100%	100%	(11)%	(4)%	100%	100%	(14)%

Vertical Market
Telecom & Wireless	44%	45%	43%	(12)%	0%	44%	43%	(12)%
Industrial Automation, Military & Automotive	21%	20%	24%	(9)%	(17)%	21%	23%	(22)%
Networking, Computer & Storage	17%	17%	16%	(12)%	0%	17%	17%	(11)%
Other	18%	18%	17%	(10)%	1%	18%	17%	(10)%
Net Sales	100%	100%	100%	(11)%	(4)%	100%	100%	(14)%

FPGAs and CPLDs
FPGA	84%	82%	82%	(9)%	(2)%	84%	81%	(11)%
CPLD	9%	9%	9%	(12)%	(12)%	9%	10%	(22)%
Other Products	7%	9%	9%	(29)%	(19)%	7%	9%	(27)%
Net Sales	100%	100%	100%	(11)%	(4)%	100%	100%	(14)%

Product Category Description

•	New Products include the Stratix® V, Stratix IV, Arria® V, Arria II, Cyclone® V, Cyclone IV, MAX® V and HardCopy® IV devices.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II and HardCopy III devices.

•
Mature and Other Products include the Stratix II, Stratix, Arria GX, Cyclone II, Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Business Outlook for the First Quarter 2013

Sales and Income Statement

Sequential Sales Growth	Down 4% to 8%
Gross Margin	69% to 70%
Research and Development	$99 to 101 million
SG&A	$77 to 78 million
Tax Rate	4% to 5%
Diluted Share Count	Approximately 323 million
Turns	Mid-40's
Inventory MSOH	Approximately 4.0

Vertical Market

Telecom & Wireless	Wireless down
Industrial Automation, Military & Automotive	Up slightly
Networking, Computer & Storage	Down slightly
Other	Up slightly

Fourth Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include, but are not limited to, statements regarding our competitive position at 40 nm, our expectation of stronger sales at 40 nm in 2013, our expectation of expansion in 28 nm FPGA opportunities, and our competitive position at 28 nm, as well as any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section or elsewhere in this press release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Cyclone® V, Cyclone IV, Arria® V, Arria II, Stratix® V, Stratix IV FPGAs, MAX® V CPLDs and HardCopy® IV device families, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

 About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

###

ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Years Ended
(In thousands, except per share amounts)	December 31, 2012	September 28, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net sales	$439,440	$495,010	$457,804	$1,783,035	$2,064,475
Cost of sales	133,367	152,007	136,764	541,523	610,329
Gross margin	306,073	343,003	321,040	1,241,512	1,454,146
Operating expense
Research and development expense	94,162	91,606	90,295	360,421	325,733
Selling, general, and administrative expense	74,030	74,243	70,667	289,854	279,217
Total operating expense	168,192	165,849	160,962	650,275	604,950
Operating margin (1)	137,881	177,154	160,078	591,237	849,196
Compensation expense (benefit) - deferred compensation plan	358	3,274	2,962	7,055	(1,964)
(Gain) loss on deferred compensation plan securities	(358)	(3,274)	(2,962)	(7,055)	1,964
Interest income and other	(2,390)	(2,775)	(1,039)	(8,388)	(3,544)
(Gain)/loss reclassified from other comprehensive income	(205)	108	18	(268)	18
Interest expense	2,589	2,333	1,013	7,976	3,730
Income before income taxes	137,887	177,488	160,086	591,917	848,992
Income tax expense	17,082	19,999	13,475	35,110	78,281
Net income	$120,805	$157,489	$146,611	$556,807	$770,711

Other comprehensive (loss) income:
Unrealized (loss)/gain on investments:
Unrealized holding (loss)/gain on investments arising during period, net of tax of ($11), $43, $8, $114 and ($17)	(889)	3,620	41	5,839	(149)
Less: Reclassification adjustments for (gain)/loss on investments included in net income, net of tax of $24, $1, ($2), $25 and ($2)	(44)	(41)	16	(114)	16
	(933)	3,579	57	5,725	(133)
Unrealized (loss)/gain on derivatives:
Unrealized gain/(loss) on derivatives arising during period, net of tax of $9, ($6) and $45	17	(10)	—	84	—
Less: Reclassification adjustments for (gain)/loss on derivatives included in net income, net of tax of $48, ($53) and $45	(89)	97	—	(84)	—
	(72)	87	—	—	—
Other comprehensive (loss) income:	(1,005)	3,666	57	5,725	(133)
Comprehensive income	$119,800	$161,155	$146,668	$562,532	$770,578

Net income per share:
Basic	$0.38	$0.49	$0.46	$1.74	$2.39
Diluted	$0.37	$0.49	$0.45	$1.72	$2.35

Shares used in computing per share amounts:
Basic	319,765	319,870	321,553	320,830	321,892
Diluted	322,209	323,560	325,653	324,497	327,606

Cash dividends per common share	$0.10	$0.10	$0.08	$0.36	$0.28

Tax rate	12.4%	11.3%	8.4%	5.9%	9.2%
% of Net sales:
Gross margin	69.7%	69.3%	70.1%	69.6%	70.4%
Research and development	21.4%	18.5%	19.7%	20.2%	15.8%
Selling, general, and administrative	16.8%	15.0%	15.4%	16.3%	13.5%
Operating margin(1)	31.4%	35.8%	35.0%	33.2%	41.1%
Net income	27.5%	31.8%	32.0%	31.2%	37.3%

Notes:
(1)We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by gains and losses from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended			Years Ended
(In thousands)	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating margin (non-GAAP)	$137,881	$177,154	$160,078	$591,237	$849,196
Compensation expense (benefit) — deferred compensation plan	358	3,274	2,962	7,055	(1,964)
Income from operations (GAAP)	$137,523	$173,880	$157,116	$584,182	$851,160

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	December 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$2,876,627	$3,371,933
Short-term investments	140,958	65,222
Total cash, cash equivalents, and short-term investments	3,017,585	3,437,155
Accounts receivable, net	323,708	232,273
Inventories	152,721	122,279
Deferred income taxes - current	59,049	58,415
Deferred compensation plan - marketable securities	60,321	54,041
Deferred compensation plan - restricted cash equivalents	17,116	17,938
Other current assets	49,852	52,710
Total current assets	3,680,352	3,974,811
Property and equipment, net	206,148	171,721
Long-term investments	704,758	74,033
Deferred income taxes - non-current	17,082	26,629
Other assets, net	49,488	35,074
Total assets	$4,657,828	$4,282,268

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$50,036	$52,154
Accrued liabilities	29,005	34,029
Accrued compensation and related liabilities	40,606	78,181
Deferred compensation plan obligations	77,437	71,979
Deferred income and allowances on sales to distributors	345,993	279,876
Credit facility	—	500,000
Total current liabilities	543,077	1,016,219
Income taxes payable - non-current	272,000	263,423
Long-term debt	500,000	—
Other non-current liabilities	9,304	8,730
Total liabilities	1,324,381	1,288,372
Commitments and contingencies
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 319,564 at December 31, 2012 and 322,054 shares at December 31, 2011	320	322
Capital in excess of par value	1,122,555	1,050,752
Accumulated other comprehensive income (loss)	5,592	(133)
Retained earnings	2,204,980	1,942,955
Total stockholders' equity	3,333,447	2,993,896
Total liabilities and stockholders' equity	$4,657,828	$4,282,268

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	YEARS ENDED
(In thousands)	December 31, 2012	December 31, 2011	December 31, 2010
Cash Flows from Operating Activities:
Net income	$556,807	$770,711	$782,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,862	31,927	27,535
Stock-based compensation	93,586	82,750	62,118
Deferred income tax expense	8,824	15,657	34,256
Tax effect of employee stock plans	9,811	16,162	27,444
Excess tax benefit from employee stock plans	(16,278)	(17,307)	(21,866)
Changes in assets and liabilities, net of the effects of acquisition:
Accounts receivable, net	(91,435)	131,341	(145,330)
Inventories	(30,442)	24,245	(76,819)
Other assets	(3,050)	54,661	(52,805)
Accounts payable and other liabilities	(50,566)	(32,534)	59,200
Deferred income and allowances on sales to distributors	66,117	(148,836)	146,826
Income taxes payable	8,576	31,116	15,746
Deferred compensation plan obligations	(1,598)	(293)	(2,494)
Net cash provided by operating activities	587,214	959,600	856,695
Cash Flows from Investing Activities:
Purchases of property and equipment	(60,913)	(31,812)	(12,442)
Proceeds from sales of deferred compensation plan securities, net	1,598	293	2,494
Purchases of available-for-sale securities	(921,430)	(164,408)	—
Proceeds from sale and maturity of available-for-sale securities	220,784	25,003	—
Acquisition related payments, net of cash acquired	—	—	(8,004)
Purchases of intangible assets	(2,280)	—	(5,000)
Purchase of other investments	(4,935)	—	—
Net cash used in investing activities	(767,176)	(170,924)	(22,952)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	49,665	119,989	453,719
Shares withheld for employee taxes	(31,472)	(32,152)	(20,164)
Payment of dividends to stockholders	(115,514)	(90,060)	(67,774)
Proceeds from issuance of long-term debt	500,000	—	—
Repayment of credit facility	(500,000)	—	—
Long-term debt and credit facility issuance costs	(5,244)	—	—
Repurchases of common stock	(229,057)	(197,023)	—
Excess tax benefit from employee stock plans	16,278	17,307	21,866
Principal payments on capital lease obligation	—	—	(2,866)
Net cash (used in) provided by financing activities	(315,344)	(181,939)	384,781
Net (decrease) increase in cash and cash equivalents	(495,306)	606,737	1,218,524
Cash and cash equivalents at beginning of period	3,371,933	2,765,196	1,546,672
Cash and cash equivalents at end of period	$2,876,627	$3,371,933	$2,765,196
Supplemental cash flow information:
Income taxes paid, net	$9,797	$9,856	$29,887
Interest paid	$6,898	$3,704	$3,395